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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 28, 1997, relating to the financial statements and financial highlights appearing in the January 31, 1997 Annual Report to Shareholders of Vanguard Specialized Portfolios, Inc. (comprised of Energy, Gold & Precious Metals, Health Care, Utilities Income and Vanguard REIT Index Portfolios), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP
Philadelphia, PA

May 22, 1997